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                                                                      Exhibit 99

                JOHNSON STEPS DOWN FROM ABERCROMBIE & FITCH BOARD


NEW ALBANY, Ohio / May 28, 2004 - Abercrombie & Fitch (NYSE: ANF) announced today that Seth R. Johnson has resigned from the Board of Directors of Abercrombie & Fitch, effective July 26, 2004.

Abercrombie & Fitch operated a total of 706 stores at the end of the first fiscal quarter, including 170 abercrombie stores and 177 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

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For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and Corporate
                                      Communications
                                    (614) 283-6751